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                                                                      Exhibit 5

                          [LINDQUIST & VENNUM P.L.L.P.]



                                February 22, 2002

Community First Bankshares, Inc.
520 Main Avenue
Fargo, North Dakota 58124-0001

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Community First Bankshares, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale from time to time of up to $180,000,000 of common stock, $.01 par value, preferred stock, $.01 par value, debt securities of the Company, capital securities of CFB Capital III, IV or V, a Guarantee of the Company and Junior Subordinated Debentures of Company when executed and delivered as contemplated by Registration Statement (collectively, the "Securities"), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purpose of this opinion, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

         2. The Securities being offered by the Company are duly authorized and, when issued and when paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable Securities of the Company.

         3. The Securities being offered by the Company that are debt securities, when issued and when paid for as contemplated by the Registration Statement, will be binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                               Very truly yours

                                               LINDQUIST & VENNUM P.L.L.P.

                                               /s/ Lindquist & Vennum P.L.L.P.
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